Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

RACKABLE CORPORATION

AND THE

OTHER PURCHASERS SET FORTH HEREIN

DATES AS OF DECEMBER 23, 2002

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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8.21	Understanding Among the Purchasers	23

8.22	Information Complete and Accurate; Reliance	23

SECTION 9.	WAIVER OF JURY TRIAL	24

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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of December 23, 2002, by and among Rackable Corporation, a Delaware corporation (the “Company”) and each of the Persons named in Exhibit A hereto (each, individually, a “Purchaser” and collectively, the “Purchasers”). The Company and the Purchasers are referred to herein collectively as the “Parties.”

Certain capitalized terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 7 hereof.

WITNESSETH:

WHEREAS, on the conditions and subject to the terms set forth in this agreement, the Purchasers have agreed to invest $20,000,000 in the Company and the Company has agreed to issue to the Purchasers an aggregate of 20,000,000 shares of newly issued Series A Preferred Stock;

WHEREAS, in connection with the transaction contemplated hereby, and pursuant to the terms and conditions set forth in that certain Asset Acquisition Agreement (the “Asset Acquisition Agreement”), dated as of the date hereof, by and between the Company and Rackable Systems, Inc. (“Rackable Systems”), the Company shall purchase and Rackable Systems shall sell to the Company all of Rackable Systems’ rights, title and interest in and to all of the assets, properties, rights and interests in Rackable Systems, free and clear of all Liens, other than the Retained Assets (as defined therein), and assume all of the Assumed Liabilities (as defined therein) in exchange for $12,000,000, 7,175,004 shares of Common Stock of the Company, par value $0.001 per share (the “Common Stock”), and an agreement between the Company and Rackable Systems providing for the issuance of a warrant or warrants to purchase shares of Common Stock in certain circumstances (the “Seller Warrant”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto hereby agree as follows:

Section 1. PURCHASE AND SALE OF SECURITIES

1.1 Sale of Securities at Closing. Subject to all of the terms and conditions of this Agreement, and based on the representations and warranties contained herein, each Purchaser agrees, severally, to purchase, and the Company agrees to issue and sell to each Purchaser at the Closing, the number of shares of Series A Preferred Stock set forth in the column “Series A Preferred Stock Amount” opposite such Purchaser’s name on Exhibit A hereto in exchange for the total purchase price set forth in the column “Purchase Price” opposite such Purchaser’s name on Exhibit A hereto. The price per share of Series A Preferred Stock purchased hereunder shall be $1.00 per share (the “Price Per Share”) and the aggregate amount of such purchase prices for all Purchasers is $20,000,000 and is referred to herein as the “Purchase Price.” For purposes of this Agreement, the shares of Series A Preferred Stock are sometimes referred to herein as the “Securities.”

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1.2 Closing. The closing (the “Closing”) of the transactions hereunder shall take place at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois at 10:00 a.m., on the business day following the date upon which each of the conditions to Closing set forth in Section 4 hereof shall be satisfied or waived or at such other place or on such other date as may be mutually agreeable by the Company and the Majority Purchasers (the actual day of the Closing being referred to herein as the “Closing Date”). At the Closing, the Company shall deliver to each Purchaser one or more certificates for the aggregate number of shares of Series A Preferred Stock which such Purchaser is purchasing at the Closing, registered in the name of such Purchaser, against delivery to the Company by such Purchaser of a wire transfer of immediately available funds in the amount of the portion of the Purchase Price therefor; provided that, in the case of each of Tom Barton and Todd Ford, payment shall be made by delivery of an Executive Promissory Note, in form and in substance attached hereto as Exhibit P (each, an “Executive Note”) in the amount of the purchase price for such Person’s shares.

1.3 Use of Proceeds. The Company shall use certain of the proceeds of the sale of the Securities hereunder at the Closing to buy the assets of Rackable Systems pursuant to the Asset Acquisition Agreement. The Company shall use the remaining proceeds for working capital purposes. Section 1.3 of the Disclosure Schedules sets forth a detailed table of sources and uses of the proceeds of the sale of the Securities hereunder.

1.4 Option for Subsequent Sale of Securities to the Purchasers. Within ninety (90) days following any Qualified Subsequent Financing (as defined below), the Majority Purchasers (in their sole discretion) may elect to purchase, and upon such election, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase (on a pro rata basis based on the number of shares of Series A Preferred Stock then held by such Purchasers), up to 7,142,857 shares of Series A Preferred Stock at a price equal to $1.40 per share. Notwithstanding the foregoing, in the event that any Purchaser does not desire to participate, the Majority Purchasers may (but shall not be required to) allow another Person (including, without limitation, the Majority Purchasers or the other Purchasers) to purchase such Purchaser’s share of the Series A Preferred Stock to be issued in accordance with this Section 1.4. For the avoidance of doubt, the Company and the Purchasers acknowledge that the foregoing option is not a commitment on behalf of the Majority Purchasers (but is a commitment to sell by the Company and is a commitment to purchase by the Purchasers in the event that such option is exercised by the Majority Purchasers). For purposes of this Agreement, a “Qualified Subsequent Financing” shall mean any financing in which the Company raises additional capital of a minimum of $1 million from an independent third party lead investor (other than a financing led by the Majority Purchasers or an IPO).

Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchasers that the statements contained in this Section 2 are true and correct in all respects as of the date of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Section 2.

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2.1 Organization of the Company. The Company is a Delaware corporation, duly organized, validly existing, and in good standing under the laws of Delaware. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 2.1 of the Disclosure Schedule.

2.2 Authorization of Transaction. The Company has the legal capacity, power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its respective obligations hereunder and thereunder. All corporate and other actions or proceedings to be taken by or on the part of the Company to authorize and permit the execution and delivery by it of this Agreement and the other Transaction Documents, the issuance of the Series A Preferred and authorization of the Series B Preferred, the performance by it of its respective obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions. At or prior to the Closing, the Company shall have duly executed and delivered each of the other Transaction Documents to which it is a party, and upon such execution and delivery, each of such other Transaction Documents will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except (i) limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditor’s rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Founders Agreement may be limited by applicable federal or state securities laws. Upon issuance in accordance with the terms of this Agreement, the shares of Series A Preferred Stock issuable hereunder shall be duly and validly issued, fully paid and nonassessable. The Common Stock and the Series B Preferred Stock issuable upon conversion or redemption of the Series A Preferred Stock, and the Series A Preferred Stock issuable in accordance with this Agreement have been duly and validly reserved for issuance (or will be so reserved promptly following the Closing Date), and, upon issuance in accordance with the terms of the Amended and Restated Certificate of Incorporation of the Company, shall be duly and validly issued, fully paid and nonassessable. Following the Closing Date, the Series A Preferred Stock, the Series B Preferred Stock and the Common Stock will have the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof (and will entitle the holders thereof to all of such powers, preferences and rights) as set forth in the Amended and Restated Certificate of Incorporation.

2.3 No Breach. The execution and delivery by the Company of this Agreement and the other Transaction Documents to which it is a party, the filing of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware, and the offer, sale and issuance of the Series A Preferred Stock and the authorization of the Common Stock and Series B Preferred Stock issuable upon conversion of redemption of the Series A Preferred Stock hereunder, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court

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or administrative or governmental body (other than in connection with certain state and federal securities laws) pursuant to, the Amended and Restated Certificate of Incorporation or the bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party.

2.4 Reliance by Purchasers. The Company understands that the representations, warranties, covenants and acknowledgements set forth in this Section 3 constitute a material inducement to the Purchasers entering into this Agreement.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each of the Purchasers severally represents and warrants (solely in respect of itself) to the Company that the statements contained in this Section 3 are true and correct in all respects as of the Closing Date.

3.1 Organization of the Purchasers. Such Purchaser (except in the case of an individual) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

3.2 Authority for Agreement. Such Purchaser has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. At or prior to the Closing, such Purchaser shall have duly executed and delivered each of the other Transaction Documents to which such Purchaser is a party, and upon such execution and delivery, each of such other Transaction Documents will constitute the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms and conditions, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.3 Purchasers’ Investment Representations. Each Purchaser represents that the Series A Preferred Stock purchased or acquired hereunder by such Purchaser pursuant to this Agreement will be acquired for such Purchaser own account and not with a view to, or intention of, distribution thereof in violation of any applicable securities laws, and the Series A Preferred Stock will not be disposed of in contravention of any such laws. Such Purchaser is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act. Such Purchaser is able to bear the economic risk of its investment in the Series A Preferred Stock for an indefinite period of time because the Series A Preferred Stock has not been registered under any applicable securities laws and, therefore, cannot be sold unless subsequently registered under all applicable securities laws or an exemption therefrom is available. Such Purchaser has had an

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opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Series A Preferred Stock and has had full access to such other information concerning the Company as such Purchaser has requested. Such Purchaser knowledge and experience in financial and business matters are such that the Purchaser is capable of evaluating the risks of making investments in the Company.

3.4 Reliance by the Company. Such Purchaser understands that the representations, warranties, covenants and acknowledgements set forth in this Section 3 constitute a material inducement to the Company entering into this Agreement.

Section 4. CONDITIONS TO OBLIGATION TO CLOSE

4.1 Conditions to Obligation of the Purchasers. The obligation of the Purchaser to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties set forth in Section 2 above shall be true and correct in all respects as of the Closing Date.

(b) Amended and Restated Certificate of Incorporation. The Company’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) shall be substantially in the form set forth in Exhibit B attached hereto, and it shall be in full force and effect under the laws of the State of Delaware as of the Closing.

(c) Bylaws. The Company’s Bylaws (the “Bylaws”) shall be in form and substance as set forth in Exhibit C attached hereto, and it shall be in full force and effect under the laws of the State of Delaware as of the Closing.

(d) Registration Agreement. The Company and each of the parties named therein shall enter into that certain Registration Agreement (the “Registration Agreement”) in form and substance as set forth in Exhibit D attached hereto.

(e) Asset Acquisition Agreement. The Company and each of the parties named therein shall enter into that certain Asset Acquisition Agreement in form and substance as set forth in Exhibit E attached hereto.

(f) Founders Agreement. The Company and each of the parties named therein shall enter into that certain Founders Repurchase and Rights Agreement (the “Founders Agreement”) in form and substance as set forth in Exhibit F attached hereto.

(g) Executives Securities Purchase Agreement. The Company and each of the parties named therein shall enter into that certain Executive Securities Purchase Agreement (the “Executive Securities Purchase Agreement”) in form and substance as set forth in Exhibit G attached hereto.

(h) Deferred Compensation Agreement. The Company and each of the parties named therein shall enter into that certain Deferred Compensation Agreement (the “Deferred Compensation Agreement”) in form and substance as set forth in Exhibit H attached hereto.

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(i) Stockholders Voting Agreement. The Company and each of the parties named therein shall enter into that certain Stockholders Voting Agreement (the “Stockholders Voting Agreement”) in form and substance as set forth in Exhibit I attached hereto.

(j) Advisory Agreement. The Company and each of the parties named therein shall enter into’ that certain Advisory Agreement (the “Advisory Agreement”) in form and substance as set forth in Exhibit J attached hereto.

(k) Employment Agreements. The Company and each of the Founders and Tom Barton and Todd Ford shall enter into those certain Employment and Non-Competition Agreements (the “Employment Agreements”) in form and substance as set forth in Exhibit K attached hereto.

(l) Option Plan. The Company shall enter into that certain 2002 Company’s Option Plan (the “2002 Option Plan”) in form and substance as set forth in Exhibit L attached hereto.

(m) Option Agreements. The Company and certain key employees of the Company shall enter into those certain Option Agreements (the “Option Agreements”) in form and substance as set forth in Exhibit M attached hereto.

(n) Employee Proprietary Information and Inventions Agreement. The Company and each of the Company’s employees shall enter into that certain Employee Proprietary Information and Inventions Agreement (the “Employee Proprietary Information and Inventions Agreement”) in form and substance as set forth in Exhibit N attached hereto.

(o) Sales of Series A Preferred to Each Purchaser. The Company shall have simultaneously sold to each Purchaser the Series A Preferred Stock to be purchased by such Purchaser hereunder at such Closing and shall have received payment thereof in full.

(p) Performance by the Company. The Company shall have performed and complied with all of its covenants, agreements and obligations hereunder through the Closing.

(q) Membership of Board of Directors. The membership of the Board of Directors of the Company shall be determined pursuant to the Stockholders Voting Agreement.

(r) All Necessary Actions. All actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Majority Purchasers.

The Majority Purchasers may waive any condition specified in this Section 4.1 on behalf of itself and all other Purchasers if such Majority Purchasers execute a writing so stating at or prior to the Closing. Such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

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4.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date.

(b) Performance by Purchasers. The Purchasers shall have performed and complied with all of their covenants hereunder through the Closing, including without limitation payment of the total Purchase Price at Closing.

The Company may waive any condition specified in this Section 4.2 if it executes a writing so stating at or prior to the Closing. Such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

Section 5. POST-CLOSING COVENANTS OF THE PURCHASER.

5.1 Information and Reports to be Furnished. The Company (and each of its future Subsidiaries, if any) will maintain a system of accounting in which correct and complete entries will be made of all dealings and transactions in relation to their business and affairs in accordance with GAAP. The Company will furnish the following information to each Purchaser:

(a) Annual Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company and its Subsidiaries (if any) as of the end of such fiscal year and the audited consolidated statements of income, stockholders’ equity and cash flows for such year of the Company and its Subsidiaries (if any), together with the consolidated figures for the preceding fiscal year (all in reasonable detail), such statements being accompanied by (a) the unqualified reports thereon of independent certified public accountants, reasonably satisfactory to the Majority Purchasers, to the effect that such consolidated financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Company and its Subsidiaries (if any) as of the dates specified and the results of their operations and cash flows with respect to the periods specified, (b) a comparison with the Budget for such fiscal year and to the preceding fiscal year and (c) a copy of such firm’s annual management letter to the Board of Directors.

(b) Quarterly Reports. As soon as available, and in any event within 30 days after the end of each of the first three fiscal quarters in each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its Subsidiaries (if any) as of the end of such quarter and the consolidated statements of income, stockholders’ equity and cash flows for such quarter and the portion of the fiscal year then ended of the Company and its Subsidiaries (if any), together with comparative consolidated figures for the corresponding periods of the preceding fiscal year and the Budget (all in reasonable detail), and all such statements shall be prepared in accordance with GAAP.

(c) Monthly Reports. As soon as available but in any event within 20 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries (if any) for such

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monthly period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidated balance sheets of the Company and its Subsidiaries (if any) as of the end of such monthly period, setting forth in each case comparisons to the Company’s annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP.

(d) Other Reports. (i) Promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company’s or any of its Subsidiaries (if any) operations or financial affairs given to the Company or its Subsidiaries (if any) by its independent accountants (and not otherwise contained in materials provided hereunder); and (ii) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries (if any) as any Person entitled to receive information under this Section 5.1 may reasonably request.

(e) Officers’ Certificates. Together with delivery of financial statements of the Company and its Subsidiaries (if any) pursuant to Sections 5.l(b) and 5.1(c) above, a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, that such statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries (if any) as of the dates specified and the consolidated results of their operations and cash flows with respect to the periods specified (subject only to normal year-end audit adjustments and the addition of footnotes).

5.2 Budget and Operating Forecast. The Company will cause its management to prepare and submit to the Board of Directors of the Company and to each Majority Purchaser a budget and operating plan for each fiscal year (on a monthly basis) of the Company at least 45 days prior to the beginning of such fiscal year, together with management’s written discussion and analysis of such budget (displaying anticipated statements of income and cash flows and balance sheets). The budget shall be accepted as the budget for the Company for such fiscal year when it has been approved by the Board of Directors of the Company (the “Budget”). The Company will cause its management to review the budget monthly and to promptly advise each Majority Purchaser and the full Board of Directors at such time of all material changes therein, and all material deviations therefrom.

5.3 Notice of Litigation, Defaults, etc. The Company will promptly, and in any event within five (5) days after the Company has Knowledge of such event, give written notice to each Majority Purchaser of (a) any litigation or any administrative proceeding commenced or threatened against the Company or any of its Subsidiaries which is reasonably likely to result in a charge against income in excess of $25,000 (after giving effect to applicable insurance) or if adversely determined would be reasonably likely to have a Material Adverse Effect, (b) any resignation of or other change in executive management of the Company or any serious illness of any member of such executive management, and (c) any offers to purchase a majority (or greater) interest in the Company or any of its Subsidiaries (whether by means of purchase of securities or assets or otherwise). The Company will promptly, and in any event within three (3) days after any officer of the Company or any of its Subsidiaries (if any) obtains knowledge of any material default under or violation of this Agreement or any other Transaction Document, furnish notice to each Purchaser specifying the nature of such default or violation and stating the

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action the Company has taken or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will furnish to each Majority Purchaser copies of any reports as to inadequacies in accounting controls submitted by independent accountants.

5.4 Current Public Information. From and after an IPO, the Company or any of its Subsidiaries (if any) shall (i) file all registration statements, reports, proxy statements, schedules or forms required to be tiled by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as the Majority Purchasers may reasonably request to the extent required to enable (a) the Purchasers to sell Restricted Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC or (b) the Company or such Subsidiaries to be eligible to register its securities pursuant to a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the SEC. Upon request, the Company or such Subsidiaries shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

5.5 Other Information. From time to time upon the reasonable request of any Majority Purchaser, the Company will furnish to such Majority Purchaser information regarding the business, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries. Each such Majority Purchaser shall have the right to examine during normal business hours and upon reasonable notice the books and corporate and financial records of the Company and its Subsidiaries (if any), to make copies and notes therefrom, and to make an independent examination of the books and records of the Company and its Subsidiaries (if any). For the purpose of conducting such independent investigations, the Company shall make available to any Majority Purchaser the Chief Financial Officer and the Chief Executive Officer of the Company and any other officers, directors, accountants, key employees and internal control personnel of the Company. The Company shall use reasonable efforts to make available any directors of the Company who are not officers. The presentation of an executed copy of this Agreement by any Majority Purchaser to the Company’s independent accountants shall constitute the Company’s permission to its independent accountants to participate in discussions with such Persons.

5.6 Maintenance of Corporate Existence and Properties, Etc.

(a) The Company will at all times do or cause to be done all things reasonably necessary to maintain, preserve and renew its own and each of its Subsidiaries’ (if any) corporate charter and its own and each of its Subsidiaries’ (if any) privileges, franchises, qualifications, licenses, authorizations, permits and rights that are necessary or desirable to the conduct of their respective businesses.

(b) The Company will provide or cause to be provided for itself and each of its Subsidiaries (if any) insurance against loss or damage of the kinds customarily insured against by similarly situated businesses, with reputable insurers, in such amounts, with such deductibles and by such methods as shall be adequate, and in any event in amounts not less than amounts generally maintained by other companies engaged in similar businesses and in each event as determined and approved by the Board of Directors.

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(c) The Company will comply, and cause each of its Subsidiaries (if any) to comply, with all applicable Legal Requirements in respect of the conduct of the businesses of each of the Company and each of its Subsidiaries (if any), except where the failure to comply will not have a Material Adverse Effect.

(d) The Company will engage principally in the business of design, and manufacture of computer server and data storage products and in lines of business ancillary or related thereto, except as otherwise approved by the Board of Directors.

5.7 Payment of Taxes. The Company will pay or discharge, at or before maturity or before becoming delinquent, all Taxes, assessments and other governmental charges which may be imposed upon the Company or any of its Subsidiaries (if any) or which may become a Lien upon any property or right of the Company or any of its Subsidiaries (if any) or arising with respect to the occupancy, use, possession or leasing thereof, other than for Taxes that the Company will contest in good faith through appropriate proceedings.

5.8 Public Disclosures. The Company shall not, nor shall it permit any of its Subsidiaries (if any) or other Affiliates to, disclose any Purchaser’s (or any of its Affiliates’) name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of the Majority Purchasers, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to making such disclosure the Company shall give written notice to the Majority Purchasers describing in reasonable detail the proposed content of such disclosure and shall permit the Majority Purchasers to review and comment upon the form and substance of such disclosure.

5.9 Intellectual Property Rights. The Company shall use its best efforts to cause and to cause each of its Subsidiaries (if any) to, possess and maintain all Intellectual Property material to the conduct of their respective businesses and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property. Neither the Company nor any of its Subsidiaries (if any) shall take any action, or fail to take any action, that would result in the invalidity, abandonment, misuse or unenforceability of its Intellectual Property or which would infringe upon or misappropriate any rights of other Persons.

5.10 Director Indemnity. The Company will not adopt any changes or amendments to its charters and bylaws provisions reducing the level of indemnification provided to its officers and directors.

Section 6. INDEMNIFICATION

6.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements contained herein or made in certificate delivered in connection herewith, except for covenants and agreements which by their terms must be performed after the Closing, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement. The representations, warranties, covenants and agreements made herein, together with the indemnification provisions herein, are intended, among other things, to allocate economic cost and the risks inherent in the transactions

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contemplated hereby between the Parties, and, accordingly, a Party shall be entitled to the indemnification or other remedies provided in this Agreement by reason of any breach of any such representation, warranty, covenant, or agreement by another Party notwithstanding whether any employee, representative or agent of the Party seeking to enforce the remedy knew or has reason to know of such breach.

6.2 Indemnification. In consideration of the Purchasers’ execution and delivery of this Agreement and acquisition of the Series A Preferred Stock hereunder and in addition to the Company’s and its Subsidiaries’ other obligations under this Agreement and in addition to all other rights and remedies available at law or in equity, the Company shall indemnify, exonerate and hold the Purchasers, their Affiliates and each of their stockholders (other than stockholders of the Company), partners, officers, directors, employees, agents, successors and assigns (collectively, the “Indemnitees”) free and harmless from and against, and pay on behalf of or reimburse such party on demand as and when incurred, any and all actions, causes of action, suits, claims, losses (including diminutions in value and consequential damages), costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought, and regardless of when asserted), including attorneys’ fees and disbursements, interest and penalties and all amounts paid in investigation, defense or settlement of any of the foregoing and claims relating to any of the foregoing (the “Indemnified Liabilities”), incurred or suffered by the Indemnitees (including, without limitation, in their capacity as, as a result of, in connection with, related to or incidental to or arising out of, or relating to (i) any breach or alleged breach by the Company of any of the representations and warranties made by the Company herein or in any document, certificate or other instrument required to be delivered hereunder, including, without limitation, the Transaction Documents to which it is a party, (ii) any breach or alleged breach by the Company of any of its covenants and agreements contained in this Agreement or the other Transaction Documents to which it is a party, (iii) any breach or alleged breach by the Founders of any representations and warranties, covenant or agreement made by the Founders under the Asset Acquisition Agreement, and (iv) third-party claims made as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of, or the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, such entity shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Any Indemnified Liabilities payable by the Company to the Purchasers shall include simple interest thereon at the rate of 8% per annum compounded quarterly, calculated on the basis of a 365-day year, from the date such Indemnified Liabilities arise through the date of payment satisfying such Indemnified Liability, and shall be payable by a cashier’s or certified check, or by wire transfer of immediately available funds designated by the Purchasers. Notwithstanding anything to the contrary contained herein, in the event of any breach of a representation or warranty or covenant by any Party contained herein that is intentional or constitutes fraud, the representation or warranty that has been breached will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation made by any Party or on its behalf) and will continue in full force and effect for the period of the applicable statute of limitations; and any limitations set forth herein shall not apply to any Indemnified Liabilities that any of the Indemnitees may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with any such breach.

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6.3 Indemnity Procedures.

(a) In the event that any claim (“Claim”) is hereafter asserted against or arises with respect to any Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, such Indemnitee shall promptly (and in any event within sixty (60) days) after such Indemnitee has actual knowledge of the existence of any event in respect of which indemnification may be sought from the Company (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant) notify each of the Company in writing thereof (the “Claims Notice”); provided, however, that no delay on the part of the Indemnitee in notifying the Company shall relieve the Company from any obligation hereunder unless (and then solely to the extent) the Company thereby is prejudiced by such delay. The Claims Notice shall describe the Claim in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee, and the Company may defend the same or prosecute such action to conclusion or settlement satisfactory to the Indemnitee at its own expense and with counsel of its own selection; provided that, prior to and as a condition to defending such claim, the Company shall first agree to indemnify the Indemnitee from and against any Indemnified Liabilities the Indemnitee may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Claim (whether or not otherwise required hereunder and with no reservation of rights). If, within a reasonable time after receipt of said notice or at any time thereafter, the Company shall have failed to either (i) provide reasonably satisfactory evidence to the Indemnitee of the financial and other wherewithal to defend, or (ii) defend vigorously, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment) the claim or other matter on behalf, for the account, and at the risk and expense of the Company. Except as provided in the preceding sentence, the Indemnitee shall not compromise or settle the claim or other matter without the prior written consent of the Company, and the Company shall not compromise or settle the Claim or matters without the prior written consent of the Indemnitee. If the Claim is one that cannot by its nature be defended solely by the Company, the Indemnitee shall make available all information and assistance that the Company may reasonably request: provided that any associated expenses shall be paid by the Company. Except as set forth in Section 6.4 below, all indemnification payments shall be made in United States Dollars.

(b) If the Company contests or challenges any claim or action asserted against the Indemnitee referred to in this Section 6, they shall do so at their own cost and expense, holding the Indemnitee harmless from all costs, fees, expenses, debts, liabilities and charges and other Indemnified Liabilities in connection with such contest; shall diligently defend against any such claim; and shall hold Indemnitee’s business and assets free and harmless from any attachment, execution, judgment, lien or other legal process.

6.4 Satisfaction of Indemnification Claims. In each case where the Company is required to provide indemnification pursuant to this Section 6, and there is insufficient capital in the Company to meet the Company’s indemnification obligation under this Section 6, taking into account the Company’s future cash needs, as reasonably determined by the Board of Directors, the Majority Purchasers may elect (but shall not be required to elect) to have the Company issue up to a number of shares of Series A Preferred Stock equal to the amount of indemnification owed (or such portion thereof as elected by the Majority Purchasers in its sole discretion) divided

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by the Price Per Share of the Series A Preferred Stock. If at the time of any such election, the Company does not have a sufficient number of authorized but unissued shares of Series A Preferred Stock, the Company shall promptly take such action as shall be necessary to create a sufficient number of authorized but unissued shares of Series A Preferred Stock to satisfy such election (and sufficient authorized but unissued shares of Common Stock and Series A Preferred Stock reserved for issuance upon conversion or redemption thereof). Notwithstanding anything contained to the contrary herein, and for the avoidance of doubt, any issuance (or lack thereof) of Series A Preferred Stock pursuant to this Section 6.4 shall in no way effect, alter, diminish or modify (i) the Company’s obligation to issue Series A Preferred Stock in accordance with Section 1.4 hereof or (ii) the Company’s obligation to provide indemnification (in whole or in part) in cash or otherwise (except to the extent actually provided in Series A Preferred Stock in accordance with this Section 6.4).

Section 7. DEFINITIONS

For purposes of this Agreement:

7.1 Certain Matters of Construction. In addition to the definitions referred to as set forth below in this Section 7:

(a) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c) Accounting terms used herein and not otherwise defined herein are used herein as defined by GAAP in the United States in effect as of the date hereof.

7.2 Cross Reference Table. The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meanings therein defined:

Term	Section
Advisory Agreement	4.1(j)
Agreement	Preamble
Asset Acquisition Agreement	4.l(e)
Budget	5.2
Bylaws	4.1(c)
Amended and Restated Certificate of Incorporation	4.1(b)
Claims Notice	6.3(b)
Closing	1.2
Closing Date	1.2
Company	Preamble
Deferred Compensation Agreement	4.1(h)
Disclosure Schedule	Section 2

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Term	Section
Employee Proprietary Information and Inventions	4.1(n)
Agreement	4.1(k)
Employment Agreements	4.1(g)
Executives Securities Purchase Agreement	4.l(f)
Founders Agreement	6.1
Indemnified Liabilities	6.1
Indemnities	4.1(m)
Option Agreements	4.1(1)
Option Plan	Preamble
Parties	1.1
Price Per Share	Preamble
Purchaser	Preamble
Purchasers	1.4
Qualified Subsequent Financing	4.1(d)
Registration Agreement	4.1(0)
Sales of series A Preferred to Each Purchaser	1.1
Securities	1.3
SPA	4.l(i)
Stockholders Voting Agreement

7.3 Certain Definitions. The following terms shall have the following meanings:

“Affiliate” shall mean, as to any specified Person at any time any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Amended and Restated Certificate of Incorporation” means that certain Amended and Restated Certificate of Incorporation of the Company in the form and substance as Exhibit B attached hereto.

“Board of Directors” means the Board of Directors of the Company as elected from time to time.

“Bylaws” means that certain Bylaws of the Company in the form and substance set forth in Exhibit C attached hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Founders” shall mean each of Giovanni Coglitore, Nikolai Gallo and Jack Randall.

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“Founders Agreement” shall mean the Founders Repurchase and Rights Agreement, dated as of the date hereof, by and among the Company, Rackable, and the Founders in the form and substance as set forth in Exhibit F attached hereto.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis in accordance with past practice.

“Government or Governmental Authority” means any federal, state, local, foreign, international, multinational or other government and any political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Indebtedness” means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (including trade payables, amounts owed to suppliers and other current liabilities incurred in the Ordinary Course of Business which are past due) including any Liability (whether earn-outs, indemnity payments, non-compete payments, consulting payments, retention bonuses, severance payments or other similar payments, or otherwise, that may be payable as a result of or in connection with any acquisition of, or investments in, or sale to another Person or the consummation of any of the transactions contemplated hereby, (iv) any commitment by which a Person assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person’s assets, (viii) all indebtedness created or arising under any conditional sale or other retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (ix) any unsatisfied obligation for “withdrawal liability” to a “multi-employer plan” as such terms are defined under ERISA.

“IPO” means the initial public offering of the Company’s securities pursuant to the Securities Act of 1933, as amended, or any similar federal law then in force.

“Knowledge” means (i) with respect to an individual, (A) such individual’s actual knowledge and awareness and (B) the knowledge or awareness which a business person should have obtained in the conduct of his or her business after making reasonable inquiry and reasonable diligence with respect to the particular matter; and (ii) with respect to a corporation, partnership, limited liability company or other entity, the knowledge (as defined in clause (i)) of its senior managers and key employees.

“Legal Requirement” means any requirement arising under law (including any common law), rule, regulation, directive, decision, by-law, ordinance, circular, code, order, demand, notice, resolution, injunction, judgment, decree, ruling, interpretation, constitution, ordinance,

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treaty, order or other determination, direction or act of any arbitrator or Government or Governmental Authority, including any Environmental and Safety Requirements.

“Liability” means any liability, debt, deficiency, Tax, penalty, fine, claim, cause of action, obligation or other loss, cost or expense of any kind or nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due and regardless of when asserted), including any liability for Taxes.

“Lien” means any mortgage, lien, charge, claim, equitable interest, encumbrance, guarantees, restriction on transfer option, preemptive rights, rights of first refusal or other similar arrangement or interest or any other type of preferential arrangement (including any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute (other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement), any subordination arrangement in favor of another Person, transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

“Majority Purchasers” shall mean Rackable Investment LLC, a Delaware limited liability company.

“Material Adverse Effect” means, with respect to any Person, a change in, or effect on, the operations, financial condition (financial or otherwise), results of operations, prospects, assets, Liabilities, value or the business (as presently conducted or as presently proposed to be conducted) that, individually or together with all other such changes or effects has had or is reasonably likely to result in a material adverse effect on, or a material adverse change in, such Person and its Subsidiaries taken as a whole or has impaired or would impair the ability of a Person to consummate the transactions contemplated by the Transaction Documents.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, Government or Governmental Authority or other entity.

“Restricted Securities” means (i) the Series A Preferred Stock issued hereunder (ii) any securities issued, directly or indirectly, upon conversion, exchange or redemption of the securities referred to in clause (i) above, and (iii) any securities issued with respect to the securities referred to in clause (i) or (iii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing a Securities Act legend

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have been delivered by the Company. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“SEC” means the Securities and Exchange Commission.

“Series A Preferred Stock” means the shares of capital stock of the Company newly issued as “Series A Participating Preferred Stock”, par value $0.001 per share, containing the rights. preferences and privileges as set forth In the Purchaser Amended and Restated Certificate of Incorporation.

“Series B Preferred Stock” means the shares of capital stock of the Company newly issued as “Series B Redeemable Preferred Stock”, par value $0.001 per share, containing the rights, preferences and privileges as set forth in the Purchaser Amended and Restated Certificate of Incorporation.

“Subsidiary” means with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership, membership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership or limited liability company of which such Person or any of its Subsidiaries is a general partner or managing member. For the purposes of this definition, “voting stock” means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

17.

“Termination of Understanding Agreement” means that certain Termination of Understanding Agreement, dated as of the date hereof, by and between the Company and Callero Partners, Inc. in the form and substance as set forth in Exhibit O.

“Transaction Documents” means this Agreement, the Employment Agreements, the Founders Agreement, the Registration Agreement, the Advisory Agreement, the Stockholders Voting Agreement, the Amended and Restated Certificate of Incorporation, the Bylaws, the Asset Acquisition Agreement, the Executives Securities Purchase Agreement, the Deferred Compensation Agreement, the Employee Proprietary Information and Inventions Agreements, the Amended and Restated Broker Agreement, the Indemnification Agreements, the 2002 Option Plan, the Option Agreements and each other certificate, instrument or document to be executed and delivered pursuant to this Agreement.

Section 8. MISCELLANEOUS

8.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party, except where such disclosure is required pursuant to applicable law. From and after the Closing, the Company agrees that neither it nor its Subsidiaries (if any) will make any statement to the press, press release or other public announcement regarding this Agreement or the transactions contemplated hereby unless the text and time of the release of any such statement has been approved by the Majority Purchasers, except where such disclosure is required pursuant to applicable law.

8.2 Third Party Beneficiaries. Except as provided in Section 6 hereof. this Agreement shall not confer any rights or remedies upon any Person other than any Party, its respective successors and permitted assigns.

8.3 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or among the Parties or any of their Affiliates, written or oral, to the extent they relate in any way to the subject matter hereof and thereof.

8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that any Purchaser may transfer its rights and interests to the Majority Purchaser (it being understood that Tom Barton and Todd Ford shall transfer all of their rights and interests to the Majority Purchaser pursuant to the Unit Purchase and Exchange Agreement); and, provided, further, however, that the Majority Purchasers may (i) prior to Closing assign any or all of its rights and interests hereunder to one or more of its Affiliates and designate one or more of its Affiliates to perform its obligations hereunder and (ii) after Closing assign any or all of its rights and interests hereunder to one or more transferees of any securities acquired by the Majority Purchasers hereunder or directly or indirectly acquired pursuant to any securities acquired hereunder and designate one or more of such transferees to perform its obligations hereunder (and any such transferee may effect an assignment under this clause (ii) to a subsequent transferee as if such first transferee were a

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Purchaser hereunder) (in any or all of which cases the Company nonetheless shall remain responsible for the performance of all of its obligations hereunder).

8.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt if sent by facsimile or personal delivery, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

If to the Company:

Rackable Corporation

c/o Parthenon Capital

Fourth Embarcadero Center

Suite 3350

San Francisco, CA 94111

Facsimile: (415) 986-1800

Attention: Will Kessinger and Brian Golson

Copy to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Facsimile: (312) 861-2200

Attention: Jeffrey Seifman

If to the Purchaser:

Rackable Investment LLC

c/o Parthenon Capital

Fourth Embarcadero Center

Suite 3350

San Francisco, CA 94111

Facsimile: (415) 986-1800

Attention: Will Kessinger and Brian Golson

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Copy to:

Kirkland & Ellis

200 East Randolph Drive

Chicago, IL 60601

Facsimile: (312) 861-2200

Attention: Jeffrey Seifman

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. EACH OF THE PARTIES HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND OF ANY DELAWARE STATE COURT SITTING IN WILMINGTON, DELAWARE, OVER ANY LAWSUIT UNDER THIS AGREEMENT AND WAIVES ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN. EACH OF THE PARTIES HEREBY WAIVES THE NECESSITY FOR PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED), WITH A COPY ALSO BEING SENT BY FACSIMILE (WITH RECEIPT CONFIRMED), IN EACH CASE DIRECTED TO THE COMPANY OR THE PURCHASERS AT ITS ADDRESS SET FORTH IN, AND WITH COPIES SENT AS PROVIDED BY SECTION 8.7 ABOVE, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED ON THE DATE OF ACTUAL RECEIPT. EACH OF THE PARTIES HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID. NOTHING IN THIS SECTION 8.8 WILL PROHIBIT PERSONAL SERVICE IN LIEU OF THE SERVICE BY MAIL CONTEMPLATED HEREIN.

8.9 Indirect Holders of Company Securities. Notwithstanding anything to the contrary contained herein, in the event that the Persons holding Securities indirectly by virtue of their holding capital stock of the purchasers become the direct holders of such stock, the manager of the Majority Purchasers shall be deemed to be the Purchaser in place of the Majority Purchasers and Securities held by such manager and its assignees who hold capital stock transferred to it by such manager (or its transferees) shall be deemed Restricted Securities.

8.10 Amendments and Waivers. For the purposes of this Agreement, except as otherwise specifically set forth herein. no course of dealing between the Company and any Purchaser and no delay on the part of any Party in exercising any rights hereunder shall operate

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as a waiver of the rights hereof and thereof. No provision hereof may be amended or waived unless such amendment or waiver is in writing and signed by each Party to be bound thereby provided, however, that any such amendment or waiver executed by the Majority Purchasers shall be binding on all Purchasers. No waiver by any Party of any default. misrepresentation, or breach of warranty or covenant hereunder, whether intentions! or not, shall be’ deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

8.11 Severability. Any term or provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law by which this Agreement is governed, such invalidity, illegality or unenforceability shall not affect any other provision; provided that such provision shall be construed to give effect to the parties intent of such provision to the maximum extent permitted by applicable law.

8.12 Expenses. The Company agrees to pay and hold each of the Purchasers and its Affiliates harmless against liability for the payment of, on an as and when incurred basis, (i) its fees and expenses (including its fees and expenses of its counsel and other advisors) arising in connection with the preparation, execution, interpretation, administration, and monitoring of, and enforcement of its rights under this Agreement and the Transaction Documents and the other agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby and thereby or otherwise as an investor or a prospective investor in the Company or any of its Subsidiaries (if any) (including, but not limited to, fees and expenses arising with respect to any subsequent or proposed acquisitions, sales, mergers or recapitalizations by the Company and its Subsidiaries (if any)), (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the Transaction Documents and the other agreements contemplated hereby and thereby, (iii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Series A Preferred Stock purchased hereunder, and (iv) the fees and expenses incurred in connection with any filing with any governmental agency with respect to any Purchasers’ direct or indirect investment in the Company or any Subsidiary thereof (if any), or in any other filing with any governmental agency with respect to the Company or any Subsidiary thereof which mentions any Purchaser.

8.13 Remedies. The Purchasers shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

8.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the

21.

provisions of this Agreement. Any reference to any federal, state. local. or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder. unless the context requires otherwise. The word “including” shall mean including without limitation. The mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty. or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

8.15 Generally Accepted Accounting Principles. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with GAAP, consistently applied, except that if because of a change in GAAP the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with GAAP, such determination or calculation shall continue to be made in accordance with the Company’s previous accounting methods and policies. All numbers set forth herein which refer to share prices or numbers or amount will be appropriately adjusted to reflect stock splits, stock dividends, combinations of classes and other recapitalizations affecting the subject class of stock.

8.16 Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

8.17 Payment Set Aside. To the extent that the Company, any of its Subsidiaries (if any) or any other obligor makes a payment or payments to the Purchasers hereunder or under other agreements contemplated hereby or the Purchasers enforce their rights or exercise their right of setoff hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, any of its Subsidiaries (if any), a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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8.18 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

8.19 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction over the Parties and the matter. in addition to any other remedy to which they may be entitled, at law or equity).

8.20 Further Assurances. At any time and from time to time after the Closing, at the request of any Purchaser and without further consideration. the Company will execute and deliver, or cause to be executed and delivered, such other instruments and documents and take such action as such Purchaser may reasonably request in order to confirm, complete or better consummate the transactions contemplated by this Agreement or any of the other Transaction Documents.

8.21 Understanding Among the Purchasers. The determination of each Purchaser to enter into this Agreement and to purchase the Series A Preferred Stock hereunder has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by the Company and by each of the other Purchasers that the Majority Purchasers have not acted as an agent of such Purchaser in connection with making its investment hereunder and the Majority Purchasers shall not be acting as an agent of such Purchaser in connection with monitoring its investment hereunder. In addition, it is acknowledged by the Company and by each of the other Purchasers that the Majority Purchasers have retained Kirkland & Ellis to act as their counsel and representative in connection with the transactions contemplated hereby and that Kirkland & Ellis has not acted as counsel or representative for the Company or any other Purchaser in connection with the transactions contemplated hereby and that neither the Company nor any of the other Purchasers has the status of a client of Kirkland & Ellis for conflict of interest or any other purposes as a result thereof.

8.22 Information Complete and Accurate; Reliance. Without limiting the specific language of any other representation or warranty in Section 2, all information furnished or to be furnished by the Company to the Purchasers in this Agreement, and in exhibits or schedules attached hereto, is or will be accurate and complete, includes or will include all material facts required to be stated therein and does not or will not contain any untrue statement of a material fact or omit any material fact necessary to make the statements therein not misleading. Notwithstanding any right of the Purchasers fully to investigate the affairs of the Company, and notwithstanding any Knowledge of facts determined or determinable by any Purchaser pursuant to such investigation or right of investigation, the Purchasers have the right to rely fully upon the representations and warranties of the Company, contained in this Agreement, in the exhibits or

23.

the schedules hereto or in any other document delivered in connection with the transactions contemplated hereby.

Section 9. WAIVER OF JURY TRIAL.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PURCHASERS AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE PURCHASERS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PURCHASERS AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchasers that the provisions of this Section 9 constitute a material inducement upon which the Purchasers are relying and will rely in entering into this Agreement and purchasing the Shares pursuant hereto. Any Purchaser or the Company may tile an original counterpart or a copy of this Section 9 with any court as written evidence of the consent of the Purchasers and the Company to the waiver of its right to trial by jury.

24.

IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as a sealed instrument as of the day and year first above written.

THE COMPANY:	RACKABLE CORPORATION

	By:	/s/ Brian Golson
Name:
Title:

THE MAJORITY PURCHASER:	RACKABLE INVESTMENT LLC

	By:	/s/ William C. Kessinger
	Name:	William C. Kessinger
Title:

OTHER PURCHASERS:

/s/ Tom Barton
Tom Barton

/s/ Todd Ford
Todd Ford

RACKABLE SYSTEMS, INC.

AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 to the Securities Purchase Agreement (the “Amendment”) is made and entered into as of September 30, 2004, by and among Rackable Systems, Inc. (f.k.a. Rackable Corporation), a Delaware corporation (the “Company”), and Rackable Investment LLC, a Delaware limited liability company (“Rackable LLC”). All capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Rackable LLC and the Company are parties to that certain Securities Purchase Agreement dated as of December 23, 2002 (the “Purchase Agreement”);

WHEREAS, pursuant to Section 8.10 of the Purchase Agreement, the Purchase Agreement may be amended with the written consent of the Company and the Majority Purchaser (as defined in the Purchase Agreement);

WHEREAS, Rackable LLC is the Majority Purchaser; and

WHEREAS, to provide for the termination of certain rights and covenants upon an IPO (as defined below), the Company and Rackable LLC desire to amend the Purchase Agreement as provided below.

AGREEMENT

1.	Section 1.4 of the Purchase Agreement shall be amended by adding at the end thereof the following:

“The rights granted under this Section 1.4 shall automatically terminate on the date of the closing of a firmly underwritten public offering of the Common Stock of the Company pursuant to a registration statement filed with the Securities and Exchange Commission and declared effective under the Securities Act.”

2.	No Other Amendment. Except as modified by this Amendment, the Purchase Agreement shall remain in full force and effect in all respects without any modification. This Amendment shall become effective when executed and delivered by Rackable LLC and the Company.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

4.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed and delivered as of the date first written above.

COMPANY:		RACKABLE INVESTMENT LLC:

RACKABLE SYSTEMS, INC.

By:	/s/ Thomas K. Barton	By:	/s/ Will Kessinger
	Thomas K. Barton, Chief Executive Officer	Name:	Will Kessinger
Title:

RACKABLE SYSTEMS, INC.

AMENDMENT NO. 2 TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 2 to the Securities Purchase Agreement (the “Amendment”) is made and entered into as of April 28, 2005, by and among Rackable Systems, Inc. (f.k.a. Rackable Corporation), a Delaware corporation (the “Company”), and Rackable Investment LLC, a Delaware limited liability company (“Rackable LLC”). All capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Rackable LLC and the Company are parties to that certain Securities Purchase Agreement dated as of December 23, 2002 (the “Purchase Agreement”);

WHEREAS, pursuant to Section 8.10 of the Purchase Agreement, the Purchase Agreement may be amended with the written consent of the Company and the Majority Purchaser (as defined in the Purchase Agreement);

WHEREAS, Rackable LLC is the Majority Purchaser;

WHEREAS, the Company is considering a firm-commitment underwritten public offering of the Company’s common stock pursuant to a registration statement on Form S-1 or other form under the Securities Act of 1933, as amended (the “IPO”);

WHEREAS, in order to induce the Company to consummate the IPO and to provide for the termination of certain rights and covenants upon the IPO, the Company and Rackable LLC desire to amend the Purchase Agreement as provided below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	The following language shall be inserted as Section 5.11 after Section 5.10 of the Purchase Agreement:

“5.11. Termination. The rights granted under Sections 5.1, 5.2, 5.3, 5.5, 5.6, 5.7, 5.9 and 5.10 shall automatically terminate on the date of the closing of a firmly underwritten public offering of the Common Stock of the Company pursuant to a registration statement filed with the Securities and Exchange Commission and declared effective under the Securities Act.”

2.	No Other Amendment. Except as modified by this Amendment, the Purchase Agreement shall remain in full force and effect in all respects without any modification. This Amendment shall become effective when executed and delivered by Rackable LLC and the Company.

3.	Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

4.	Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware in all respects as such laws are applied to agreements among Delaware residents entered into and performed entirely within Delaware. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed and delivered as of the date first written above.

COMPANY:		RACKABLE INVESTMENT LLC:

RACKABLE SYSTEMS, INC.
		By:	Parthenon Investors, II, L.P., its Managing Member
By:	/s/ Thomas K. Barton
	Thomas K. Barton, Chief Executive Officer	By:	PCap Partners II, LLC, its General Partner

		By:	PCap II, LLC, its Managing Member

		By:	/s/ John Rutherford
Name: John Rutherford Title: Managing Member